As filed with the Securities and Exchange Commission on January __, 2008	Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHDT Corporation
(Exact Name of Registrant as Specified in Its Charter)

Florida	84-1047159
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

350 Jim Moran Blvd., Suite 120
Deerfield Beach, Florida  33442
(Address, Including Zip Code, of Principal Executive Offices)

CHDT CORPORATION 2005 EQUITY (INCENTIVE) PLAN
(Full Title of the Plan)

Gerry McClinton, Chief Operating Officer
CHDT Corporation
350 Jim Moran Blvd., Suite 120
Deerfield Beach, Florida  33442
(954) 252-3440
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:
Paul W. Richter, Esq.
PW Richter, Plc
3901 Dominion Townes Circle
Richmond, Virginia 23223
(804) 644-2182

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered		Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value, reserved under 2005 Equity Plan	(1)	10,000,000	$0.026	$260,000	(2)	$79.82	(3)
TOTALS

(1)
This Registration Statement covers, in addition to the number of shares of CHDT Corporation, a Florida corporation (the “Company” or the “Registrant”), common stock, $0.0001 par value (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the CHDT Corporation 2005 Equity (Incentive) Plan.

(2)
Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on January 4, 2008, on the Over the Counter Bulletin Board. The closing bid on January 4, 2006 was $0.026.

(3)	Calculated under Section 6(b) of the Securities Act of 1933 as .0003070 of the aggregate offering price.

The Exhibit Index for this Registration Statement is at page 5.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)
The Company’s Annual Report on Form 10-KSB for its fiscal year ended December 31, 2006, filed with the Commission on April 17, 2007 and Amendment Number One to the Form 10-KSB for the fiscal year ended December 31, 2005,  filed with the Commission on October 17, 2007 (each Commission File No.000-28831);

(b)
The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, filed with the Commission on May 14, 2007, August 14, 2007, and November 13, 2007, respectively, and Amendment Number One to the Form 10-Q for the fiscal quarter ended September 30, 2007, filed with the Commission on November 21, 2007,  (each Commission File No. 000-28831);

(c)
The Company’s Current Reports on Form 8-K, filed with the Commission on December 11, 2007, December 5, 2007, December 3, 2007, November 21, 2007, November 6, 2007, October 12, 2007, August 29, 2007, August 27, 2007, August 22, 2007, August 21, 2007, July 27, 2007, July 18, 2007, July 18, 2007 (Amendment), July 10, 2007, June 8, 2007, June 4, 2007, May 17, 2007, May 4, 2007, April 25, 2007, February 28, 2007 (Amendment) and February 1, 2007, (each Commission File No. 000-22831); and

(d)
The description of the Company’s Common Stock contained in its Information Statement under Regulation 14C, filed with the Commission on May 15, 2007 (Commission File No. 000-28831), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

PW Richter, plc, has rendered the opinion as the legality of the Common Stock issued pursuant to the 2005 Equity (Incentive) Plan.  Paul W. Richter, a Member and Attorney with PW Richter, plc, beneficially owns 425,200 shares of Company Common Stock, which shares were issued for legal services rendered to the Company and in lieu of cash compensation.

Item 8. Exhibits

See the attached Exhibit Index at page 5, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on January 7, 2008

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stewart Wallach, Laurie Holtz and Howard Ullman,  and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEWART WALLACH	Chief Executive Officer and	January 7, 2008
Stewart Wallach	Director (Principal Executive Officer)

/s/ LAURIE HOLTZ	Chief Financial Officer	January 7, 2008
Laurie Holtz	(Principal Financial and
Accounting Officer)

/s/ HOWARD ULLMAN	Director	January 7, 2008
Howard Ullman

/s/ JEFFREY GUZY	Director	January 7, 2008
Jeffrey Guzy

/s/LARRY SLOVEN	Director	January 7, 2008
Larry Sloven

/s/JEFFREY POSTAL	Director	January 7, 2008
Jeffrey Postal

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1
CHDT CORP. 2005 EQUITY (INCENTIVE) PLAN (Filed as Exhibit 2 to the Company’s Information Statement (DEF 14C) as filed with the Commission on April 29, 2005 (Commission File No. 000-28831) and incorporated herein by this reference.)

5	Opinion of PW RICHTER PLC (opinion re legality).

23.1	Consent of Robison Hill & Co. (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).